      As filed with the Securities and Exchange Commission on March 6, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         TENNESSEE                                  62-1201561
(State or Other Jurisdiction                     (I.R.S. Employer
      of Incorporation                         Identification Number)
      or Organization)
               1365 WEST BRIERBROOK ROAD, MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              --------------------

                                GORDON L. BATEMAN
                             CHIEF FINANCIAL OFFICER
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   Proposed Maximum        Proposed Maximum         Amount of
     Title Of Shares To Be Registered           Amount To Be       Offering Price Per      Aggregate Offering      Registration
                                                 Registered             Share (1)               Price (1)               Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            112,000                $18.00                $2,016,000               $611
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the closing sales price of the Company's Common Stock on March 4, 1997, as reported on The Nasdaq Stock Market's National Market.

                           -----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                                112,000 SHARES

                        SCB COMPUTER TECHNOLOGY, INC.

                                 COMMON STOCK
                               ________________

     All of the 112,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of SCB Computer Technology, Inc. (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

     The Shares may be sold from time to time in brokerage transactions at prevailing market prices in the public markets through one or more brokers or dealers, in privately negotiated transactions for the account of each of the Selling Shareholders at prices at or near the market price, or in other privately negotiated transactions. See "Plan of Distribution."

     The Company has agreed to bear all expenses (other than selling commissions relating to the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities and the Selling Shareholders have agreed to indemnify the Company against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

     The Common Stock is traded on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "SCBI." The last reported sale price per share of the Common Stock on the Nasdaq National Market on March 4, 1997 was $18.00.
                          _________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation.

                The date of this Prospectus is             ,1997.
                                               ------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions or contents of any contract or other document referred to herein are not necessarily complete. With respect to each such contract, agreement, or document, reference is made to such document for a more complete description, and each such statement is deemed to be qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports, and other information with the Commission. The Registration Statement (with exhibits), as well as such proxy statements, reports, and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file such information electronically with the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents or portions of documents filed with the Commission by the Company (File No. 0-27694) are incorporated by reference into this
Prospectus:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996;

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ending July 31, 1996 and October 31, 1996;

          (iii) The Company's Current Report on Form 8-K, dated May 29, 1996;

          (iv) The Company's Current Report on Form 8-K, dated October 8, 1996, as amended by a Current Report on Form 8-K/A, dated December 4, 1996; and

          (v) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus). Requests for such documents should be directed to Gordon
L. Bateman, Corporate Secretary, SCB Computer Technology, Inc., 1365 West Brierbrook Road, Memphis, Tennessee 38138, (901)754-6577.


                                   THE COMPANY

     SCB Computer Technology, Inc. ("SCB" or the "Company") is an information technology services company providing management and technical services primarily to state and local governments, public utilities, Fortune 500 companies, and other large organizations. SCB's services are delivered to clients operating information systems primarily in mainframe, client/server, and other network environments. The Company provides one or more of the following three general types of information technology ("IT") services to its clients:
(i) consulting services, including advising clients on the acquisition and strategic utilization of IT systems, planning and designing new IT systems, and redesigning existing IT systems to increase their efficiency; (ii) outsourcing services, including using IT professionals employed and managed by SCB for network design and management, systems support and maintenance, programming and application software development, and data center management to utilize a client's IT resources more costeffectively; and (iii) professional staffing services, including providing skilled technical employees to a client on an as-needed basis and under the direction of a client's management to eliminate a client's need to recruit, hire, and train technical employees whose skills may not be needed between projects.

     On February 28, 1997, pursuant to an Asset Purchase Agreement by and among the Company, TMR Acquisition, Inc., a Tennessee corporation and wholly owned subsidiary of the Company ("Buyer"), Technology Management Resources, Inc., a Nebraska corporation ("TMRI"), and the shareholders of TMRI, Buyer acquired substantially all of the assets of TMRI. Buyer paid $8,500,000 in cash to TMRI at Closing, $500,000 of which was delivered to Boatmen's Trust Company, pursuant to an Indemnity and Escrow Agreement. The escrowed amount may be used prior to February 28, 1998 to satisfy indemnification claims by the Company for breaches of representations and warranties. In addition, up to an aggregate of $4,000,000, payable in shares of Common Stock, may be paid to TMRI as additional purchase price upon the attainment of certain targets for growth in the acquired business's revenues and earnings in 1998, 1999, and 2000.

     The Company's principal executive offices are located at 1365 West Brierbrook Road, Memphis, Tennessee 38138. The Company's telephone number at that address is (901)754-6577.

                              SELLING SHAREHOLDERS

     The following table sets forth information provided to the Company by the Selling Shareholders with respect to the beneficial ownership of Common Stock by the Selling Shareholders as of February 28, 1997, and as adjusted to reflect the sale of the Shares offered hereby (assuming that all of the Shares offered hereby will be sold).


                            Shares Beneficially                      Shares                   Shares Beneficially
                                   Owned                           to be Sold                        Owned
                            Prior to the Offering                     in the                    After the Offering
                         Number             Percent (1)             Offering              Number            Percent (1)
                       ----------          ------------           ------------          ----------         ------------
Richard T. Ely, Jr       115,384              1.5%                   28,000               87,384              1.2%

Thomas E. Jordan         115,384              1.5%                   28,000               87,384              1.2%

J. Michael O'Guinn       115,384              1.5%                   28,000               87,384              1.2%

Larry W. Reed            115,384              1.5%                   28,000               87,384              1.2%
                                                                    -------

                                                                    112,000

---------------
(1)  Based on a total of 7,477,119 shares issued and outstanding on March
     3,1997.

     Messrs. Ely, Jordan, O'Guinn, and Reed are former shareholders of Delta Software Systems, Inc., a Tennessee corporation ("Delta"). Pursuant to an Agreement and Plan of Merger (the "Plan of Merger"), dated September 26, 1996, by and among the Company, Delta, the Selling Shareholders, and Delta Acquisition, Inc., a Tennessee corporation and wholly owned subsidiary of the Company ("Delta Acquisition"), Delta was merged (the "Merger") with and into Delta Acquisition. Delta Acquisition was the surviving corporation in the Merger and changed its name upon consummation thereof to Delta Software Systems, Inc. As a result of the Merger, all of the outstanding stock of Delta was converted into an aggregate of 461,536 shares of the Company's Common Stock (the "Merger Shares"). Pursuant to an Indemnity and Escrow Agreement between the Company, Delta Acquisition, and the Selling Shareholders, 10% of the Merger Shares, or 46,154 shares of Common Stock, were delivered to Boatmen's Trust Company, as escrow agent. The escrowed shares may be used to satisfy indemnification claims by the Company for any breaches of representations and warranties made in the Plan of Merger by the Selling Shareholders.

     Pursuant to the terms of the Plan of Merger, the Selling Shareholders received the right to request the Company to register such number of the Merger Shares as have a fair market value in excess of $1,000,000. See "Plan of Distribution." All sales of the Merger Shares, whether pursuant to an effective registration statement or otherwise, must be effected by one or more brokers who are mutually agreeable to the Company and the Selling Shareholders. In addition, unless otherwise agreed to in writing in advance by the Company, the Selling Shareholders may not, during any 30-day period, sell in the aggregate, whether through an effective registration statement or otherwise, more than one-quarter (115,384) of the total number of Merger Shares. Messrs. Ely, Jordan, and O'Guinn are currently employees and officers of Delta Acquisition.


                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time in brokerage transactions at prevailing market prices in the public market through one or more brokers or dealers, in privately negotiated transactions for the account of each of the Selling Shareholders at prices at or near the market price, or in other privately negotiated transactions. Unless otherwise agreed to in writing in advance by the Company, the Selling

Shareholders may not, during any 30-day period, sell in the aggregate, whether through an effective registration statement or otherwise, more than one-quarter (115,384) of the total number of Merger Shares. The Selling Shareholders have agreed to execute sales of their Shares in open market transactions through Morgan Keegan & Company, Inc., a registered broker-dealer that is a market maker with respect to the Common Stock ("Morgan Keegan"). Ordinary brokerage commissions will be paid by the Selling Shareholders in connection with brokerage transactions, including transactions effected by Morgan Keegan.

     In connection with the merger of Delta with and into Delta Acquisition, Messrs. Ely, Jordan, O'Guinn, and Reed received the right to request the registration of the Shares offered by them hereby pursuant to the Plan of Merger. The Company has agreed to pay the expenses of this offering, but the Selling Shareholders will be responsible for all brokerage commissions and any other selling commissions and stock transfer taxes. Expenses to be paid by the Company are estimated to be approximately $12,500. The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares until the earlier of (i) September 26, 1998, or (ii) the date on which the Selling Shareholders may sell the Shares pursuant to Rule 144 of the Securities Act, which under Rule 144 as recently amended is anticipated to be September 26, 1997.

     The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

     The Selling Shareholders and any brokers or other persons who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such brokers or other persons, and any profits on the resale of the Shares, may be deemed to be underwriting commissions or discounts.


                                     EXPERTS

     The consolidated financial statements of SCB Computer Technology, Inc. appearing in its Annual Report on Form 10-K for the year ended April 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Delta Software Systems, Inc. as of December 31, 1995 and for the year ended December 31, 1995, have been incorporated herein by reference to the Company's Current Report on Form 8-K, dated October 8, 1996, as amended by the Current Report on Form 8-K/A, dated December 4, 1996, in reliance upon the report of Cannon & Company, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee..........................................    $         611
Accounting fees and expenses..................................            4,000
Legal fees and expenses.......................................            7,500
Miscellaneous fees and expenses...............................              389
                                                                   ------------

 Total........................................................    $      12,500
                                                                   ============

----------------
* All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Amended and Restated Charter of the Company (the "Charter") and its Amended and Restated Bylaws (the "Bylaws") provide that the Company will indemnify from liability, and advance expenses to, any present or former director or officer of the Company to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Company will be personally liable to the Company or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

ITEM 16.  EXHIBITS.

EXHIBIT NO.           DESCRIPTION
-----------           -----------

2.1 Agreement and Plan of Merger, dated September 26, 1996, by and among SCB Computer Technology, Inc., Delta
                      Acquisition, Inc., Delta Software Systems, Inc., and the shareholders of Delta Software Systems, Inc. (incorporated by reference to Exhibit 2 of the Company's Current Report on Form 8-K, dated October 8, 1996, as amended by the Company's Current Report on Form 8-K/A, dated
                      December 4, 1996)

2.2 Asset Purchase Agreement, dated February 28, 1997, by and among SCB Computer Technology, Inc., TMR
                      Acquisition, Inc., Technology Management Resources, Inc., and the shareholders of Technology Management Resources, Inc. (Schedules and other exhibits are omitted from this filing. The Registrant will furnish, as supplementary information, copies of the omitted materials to the Securities and Exchange Commission upon request.)

3.1                   Amended and Restated Charter of the Company
                      (incorporated by reference to Exhibit 3.1 of the Company's
                      Registration Statement on Form S-1, Registration No. 33-
                      80707)

3.2                   Amended and Restated Bylaws of the Company
                      (incorporated by reference to Exhibit 3.2 of the Company's
                      Registration Statement on Form S-1, Registration No. 33-
                      80707)

4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)

5                     Opinion of Bass, Berry & Sims PLC

23.1                  Consent of Ernst & Young LLP

23.2                  Consent of Cannon & Company

24                    Power of Attorney (included on page II-4)


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration
Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on February 28, 1997.

                                     SCB COMPUTER TECHNOLOGY, INC.


                                     By:   /s/ Ben C. Bryant, Jr.
                                           -------------------------------------
                                           Ben C. Bryant, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to the Registration Statement appears below hereby constitutes and appoints T. Scott Cobb and Ben C. Bryant, Jr., and each of them, with full power to act without the other, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                    TITLE                                              DATE
              ---------                                    -----                                              ----
 /s/ T. Scott Cobb                           Chairman of the Board of Directors                      February 28, 1997
-----------------------
T. Scott Cobb

 /s/ Ben C. Bryant, Jr.                      President, Chief Executive Officer                      February 28, 1997
-----------------------                      (Principal Executive Officer) and
Ben C. Bryant, Jr.                           Vice Chairman of the Board of Directors

 /s/ Steve N. White                          Executive Vice President -                              February 28, 1997
-----------------------                      Development and Director
Steve N. White

 /s/ Gordon L. Bateman                       Chief Financial Officer (Principal                      February 28, 1997
-----------------------                      Financial and Accounting Officer)
Gordon L. Bateman

 /s/ James E. Harwood                        Director                                                February 28, 1997
-----------------------
James E. Harwood

 /s/ Joseph W. McLeary                       Director                                                February 28, 1997
-----------------------
Joseph W. McLeary

                                EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION
-----------           -----------

2.1 Agreement and Plan of Merger, dated September 26, 1996, by and among SCB Computer Technology, Inc., Delta
                      Acquisition, Inc., Delta Software Systems, Inc., and the shareholders of Delta Software Systems, Inc. (incorporated by reference to Exhibit 2 of the Company's Current Report on Form 8-K, dated October 8, 1996, as amended by the Company's Current Report on Form 8-K/A, dated December
                      4, 1996)

2.2 Asset Purchase Agreement, dated February 28, 1997, by and among SCB Computer Technology, Inc., TMR Acquisition,
                      Inc., Technology Management Resources, Inc., and the shareholders of Technology Management Resources, Inc.
                      (Schedules and other exhibits are omitted from this filing. The Registrant will furnish, as supplementary information, copies of the omitted materials to the Securities and Exchange Commission upon request.)

3.1 Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)

4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)

5                     Opinion of Bass, Berry & Sims PLC

23.1                  Consent of Ernst & Young LLP

23.2                  Consent of Cannon & Company

24                    Power of Attorney (included on page II-4)
